Exhibit 19(b)

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the semi-annual report of College Retirement Equities Fund (the “Registrant”) on Form N-CSR for the period ended June 30, 2024, as filed with the Securities and Exchange Commission (the “Report”), the undersigned officers of the Registrant certify that, to the best of each such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 5, 2024	By:	/s/ Christopher Stickrod Christopher Stickrod Principal Executive Officer and Executive Vice President (principal executive officer)

Date: September 5, 2024	By:	/s/ E. Scott Wickerham E. Scott Wickerham Principal Financial Officer, Principal Accounting Officer and Treasurer (principal financial officer)